SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): April 16, 1999
                            Swiss Army Brands, Inc.
             (exact name of registrant as specified in its charter)

         Delaware                       0-12823                 13-2797726
(State or other jurisdiction    (Commission File Number)      (IRS Employer
        of incorporation)                                    Identification No.)



One Research Drive, Shelton, CT                                         06484
(Address of principal executive offices)                             (zip code)

       Registrant's Telephone Number, including Area Code: (203) 929-6391

                                      N/A
         (Former name or former address, if changed since last report)

Item 2.  Acquisitions or Disposition of Assets

     On May 3, 1999,  Swiss Army  Brands,  Inc.,  a  Delaware  corporation  (the
"Company"), filed a Current Report on Form 8-K disclosing that on April 16, 1999, the Company and Bear Cutlery, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "Buyer"), entered into an Asset Purchase Agreement (the "Agreement") with Bear MGC Cutlery, Inc., an Alabama corporation (the "Seller"), and the shareholders (the "Shareholders") of the Seller, pursuant to which the Buyer acquired substantially all of the assets (other than certain patent rights, which Seller has licensed to Buyer) and assumed certain of the liabilities of the Seller. This Current Report on Form 8-K/A is being filed to present and disclose the financial statements and pro forma financial information required to be filed in connection with the acquisition of Bear MGC Cutlery, Inc.

     In consideration for the acquisition of the assets, the Buyer paid the Seller $6,970,000 in cash upon execution of the Agreement. In further consideration of the acquired assets, on each of April 16, 2000, 2001 and 2002, the Buyer shall transfer to the Seller 52,868 shares of the Company's common stock, par value $.10 per share ("Common Stock"), valued at $500,000 (based on the average daily closing price of the Common Stock during the 30 trading days prior to April 16, 1999). Pursuant to the Agreement, the Buyer may also pay the Seller up to an additional $2,500,000 in either cash or a combination of cash and shares as determined in accordance with the Agreement, if the Buyer attains certain earnings targets for the year ending December 31, 1999. The Buyer's obligation to deliver up to $1 million in value of the Common Stock is subject to certain conditions set forth in the Agreement.

     The source of funds for the acquisition was a bank line of credit. The purchase price was determined on the basis of arm's length negotiations between the Buyer and the Seller.

     The business and assets of the Seller acquired pursuant to the Agreement include the fixed assets and certain of the intellectual property used for the manufacture and marketing of multi-tools and knives to retail customers and original equipment suppliers to industrial markets. These assets will continue to be used for these purposes by the Company.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.
         The following financial statements relate to Bear MGC Cutlery, Inc.


         Report of Independent Public Accountants.
         Balance Sheet as of December 31, 1998.
         Statement of Operations for the year ended December 31, 1998. Statement of Retained Earnings for the year ended December 31, 1998. Statement of Cash Flows for the year ended December 31, 1998.
         Notes to Financial Statements.

(b)      Pro Forma Financial Information.

         Pro Forma Consolidated Balance Sheet as of March 31, 1999 (unaudited). Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1999 (unaudited).
         Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 (unaudited).
         Notes to Unaudited Pro Forma Consolidated Financial Statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders of Bear MGC Cutlery, Inc.:

We have audited the accompanying balance sheet of Bear MGC Cutlery, Inc., (an Alabama corporation) as of December 31, 1998, and the related statements of operations, retained earnings, and cash flows for year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bear MGC Cutlery, Inc., as of December 31, 1998, and the results of its operations and cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


Stamford, Connecticut,
May 15, 1999
                                                           ARTHUR ANDERSEN LLP


                             BEAR MGC CUTLERY, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1998
                                 (in thousands)

                                     ASSETS
                                     ------



                                                                      1998
                                                                  ------------

Current assets:
   Cash and cash equivalents                                         $   389
   Accounts receivable                                                 1,399
   Inventories                                                         1,350
                                                                     --------
   Total current assets                                                3,138
Fixed Assets, net                                                        521
                                                                     --------
Total Assets                                                          $3,659
                                                                     ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current liabilities:
   Accounts payable                                                  $   461
   Accrued liabilities                                                   101
                                                                     --------
   Total current liabilities                                             562
                                                                     --------
Commitments (Note 5)

Stockholders' equity:
   Common stock, par value $.10 per
      share: 270 shares authorized,
      issued and outstanding                                               3
   Retained earnings                                                   3,094
                                                                     --------
   Total stockholders' equity                                          3,097
                                                                     --------
Total Liabilities and Stockholders' Equity                            $3,659
                                                                     ========





The accompanying notes to financial statements are an integral part of this balance sheet.


                             BEAR MGC CUTLERY, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (in thousands)


                                                                       1998
                                                                       ----

Net sales                                                             $6,892

Cost of sales                                                          4,277
                                                                      -------
Gross profit                                                           2,615

Selling, general and administrative expenses                           1,068
                                                                      -------
Operating income                                                       1,547

Interest income and other, net                                            26
                                                                      -------
Net income                                                            $1,573
                                                                      =======













The accompanying notes to financial statements are an integral part of this statement.



                             BEAR MGC CUTLERY, INC.
                         STATEMENT OF RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (in thousands)






Retained Earnings, January 1, 1998                                  $2,825

Net income                                                           1,573

Distribution to stockholders                                        (1,304)
                                                                   --------
Retained Earnings, December 31, 1998                                $3,094
                                                                   ========












The accompanying notes to financial statements are an integral part of this statement.



                             BEAR MGC CUTLERY, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (in thousands)




                                                                      1998
                                                                  ------------

Cash flows from operating activities:
   Net income                                                        $1,573
   Adjustment to reconcile net income to net
   cash provided from operating activities:
        Depreciation and amortization                                   147

Changes in other current assets and liabilities:
   Accounts receivable                                                  182
   Inventories                                                         (267)
   Prepaid and other                                                      6
   Accounts payable                                                    (205)
   Accrued liabilities                                                  (81)
                                                                     --------
      Net cash provided from operating  activities                    1,355
                                                                     --------
Cash flows from investing activities:
   Capital expenditures                                                 (66)
                                                                     --------
      Net cash provided from  investing activities                      (66)
                                                                     --------
Cash flows from financing activities:
   Distribution to stockholders                                      (1,304)
   Borrowings under line of credit                                      250
   Repayments under line of credit                                     (250)
                                                                     --------
      Net cash provided from financing activities                    (1,304)
                                                                     --------

Net decrease in cash                                                    (15)
   Cash, beginning of period                                            404
                                                                     --------
   Cash, end of period                                               $  389
                                                                     ========
Cash paid during the period:
   Interest                                                          $    3
                                                                     ========





The accompanying notes to financial statements are an integral part of this statement.

                             BEAR MGC CUTLERY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998


1.  THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------
     The Company
     -----------
     Bear MGC Cutlery, Inc., (the "Company") was organized as an Alabama corporation on January 10, 1991. The Company has one business segment: manufacturer and marketer of multi-tools and knives.

     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fixed Assets
     ------------
     Fixed Assets are recorded at cost. Additions are capitalized, whereas maintenance and repairs are charged to expense as incurred.

     Depreciation and Amortization
     -----------------------------
     Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                                                   Years
                                                   -----

           Machinery and equipment                  5-12
           Furniture and fixtures                    5
           Tooling                                   3


     Income Taxes
     ------------
     The Company has been organized for federal and state income tax purposes as an S Corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, and comparable state laws. As a result, the earnings of the Company are included in the taxable income of the Company's stockholders at their individual federal and state income tax rates, rather than that of the Company.

2.  INVENTORIES
---------------
     Inventories are valued at the lower of cost or market determined by the FIFO (first-in, first-out) method. Inventories are summarized as follows:

                                                     December 31, 1998
                                                     -----------------
                                                      (in thousands)

                  Raw materials                           $1,084
                  Work-in process                            111
                  Finished goods                             155
                                                          -------
                                                          $1,350
                                                          =======

3. FIXED ASSETS
---------------
         Fixed Assets consist of the following:


                                                     December 31, 1998
                                                     -----------------
                                                      (in thousands)

                  Machinery and equipment                 $  835
                  Furniture and fixtures                      98
                  Tooling                                    446
                                                          -------
                                                           1,379
                  Less: accumulated depreciation            (858)
                                                          -------
                  Plant and equipment, net                $  521
                                                          =======


4. LINE OF CREDIT
-----------------
     The Company has an $850,000 revolving line of credit with one bank. Borrowings under the line of credit bear interest at LIBOR plus 2.0%, and any amounts outstanding under the line of credit are due no later than May 31, 1999. The line of credit is secured by substantially all the assets of the Company.

     There were no amounts outstanding under the line of credit at December 31, 1998.

5. OPERATING LEASE
------------------
     The Company leases its manufacturing facility for $78,000 per annum from a partnership, which is owned by the stockholders of the Company. The lease expires in the year 2014.

6.  SIGNIFICANT CUSTOMERS
-------------------------
     Sales to two customers accounted for 49% and 23% of the Company's sales in the year ended December 31, 1998, respectively. Loss of, or the failure to replace, any significant portion of sales to these two customers could have a material adverse effect on the results of the operations of the Company.

7.  SUBSEQUENT EVENT
--------------------
     On April 16, 1999, Swiss Army Brands, Inc. ("SABI") and Bear Cutlery, Inc., a Delaware corporation and a wholly owned subsidiary of SABI (the "Buyer"), entered into an Asset Purchase Agreement (the "Agreement") with the Company and the stockholders (the "Shareholders") of the Company, pursuant to which the Buyer acquired substantially all of the assets and assumed certain of the liabilities of the Company. In consideration for the acquisition of the assets, the Buyer paid the Company $6,970,000 in cash upon execution of the Agreement. In further consideration of the acquired assets, on each of April 16, 2000, 2001 and 2002, SABI shall transfer to the Company 52,868 shares of the SABI's common stock, par value $.10 per share ("Common Stock"), valued at $500,000 (based on the average daily closing price of the Common Stock during the 30 trading days prior to April 16, 1999). Pursuant to the Agreement, SABI may also pay the Company up to an additional $2,500,000 in either cash or a combination of cash and shares as determined in accordance with the Agreement, if the Company attains certain earnings targets for the year ending December 31, 1999.

                    SWISS ARMY BRANDS, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The unaudited pro forma consolidated balance sheet as of March 31, 1999, the unaudited pro forma consolidated statement of income for the three months ended March 31, 1999, and the unaudited pro forma consolidated statement of income for the year ended December 31, 1998, are based upon the historical consolidated financial statements of Swiss Army Brands, Inc. and subsidiaries (the "Company") and the financial statements of Bear MGC Cutlery, Inc. ("Bear"). The unaudited pro forma consolidated statements of income have been prepared after giving effect to pro forma adjustments described in the notes thereto as if the acquisition of Bear occurred on January 1 of the respective periods, and the unaudited pro forma consolidated balance sheet has been prepared as if the acquisition of Bear occurred on March 31, 1999.

     The unaudited pro forma consolidated statements of income and balance sheet do not purport to represent what the results of operations of the Company would actually have been if the events described in the notes thereto had in fact occurred at the beginning of such period, or to project the results of operations of the Company for any future date or period.

     The unaudited pro forma consolidated statements of income and balance sheet should be read in conjunction with the Company's financial statements including the notes thereto included in the Company's report on Form 10-K for the year ended December 31, 1998 and Bear's financial statements including the notes thereto included elsewhere in this Form 8-K/A filing.



                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)



                                     Swiss Army       Bear MGC       Pro Forma
                                     Brands, Inc.   Cutlery, Inc.   Adjustments   Pro Forma
                                     ------------   -------------   -----------   ---------

Current assets:
   Cash and cash equivalents         $   5,169        $     222       $     -     $   5,391
   Accounts receivable                  23,000            1,245             -        24,245
   Inventories                          34,809            1,345            35 (a)    36,189
   Deferred income taxes                 2,214              -               -         2,214
   Prepaid and other                     4,534               10             -         4,544
                                     ---------        ---------        --------   ----------
      Total current assets              69,726            2,822            35        72,583

Deferred income taxes                    1,076              -               -         1,076
Property, plant and equipment, net       3,569              501           524 (a)     4,594
Investments                              7,197              -               -         7,197
Foreign distribution rights, net         2,708              -               -         2,708
Goodwill and other assets               13,020              -           6,169 (a)    19,189
                                     ---------        ---------       ---------   ----------
Total Assets                           $97,296           $3,323        $6,728      $107,347
                                     =========        =========       =========   ==========



                                     Swiss Army       Bear MGC       Pro Forma
                                     Brands, Inc.   Cutlery, Inc.   Adjustments   Pro Forma
                                     ------------   -------------   -----------   ---------
Current liabilities:
   Line of credit                     $  6,060        $     298        $7,731 (e)   $14,089
   Accounts payable                     10,956              472             -        11,428
   Accrued liabilities                   7,144               50             -         7,194
                                      ---------       ----------      ---------    ---------
Total current liabilities               24,160              820         7,731        32,711


Stockholders' equity:
   Common stock                            886                3            (3)(f)       886
   Additional paid-in capital           46,525              -           1,500 (e)    48,025
   Accumulated other comprehensive
      income (loss)                       (556)             -               -          (556)
   Retained earnings                    35,103            2,500        (2,500)(f)    35,103
                                      ---------       ----------      ---------    ---------
                                        81,958            2,503        (1,003)       83,458

Less:  Treasury stock                   (8,642)             -               -        (8,642)
       Deferred compensation              (180)             -               -          (180)
                                      ---------       ----------      ---------    ---------
Total stockholders' equity              73,136            2,503        (1,003)       74,636
                                      ---------       ----------      ---------    ---------
Total Liabilities and Stockholders'
   Equity                              $97,296           $3,323        $6,728      $107,347
                                      =========       ==========      =========    =========





            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                     Swiss Army       Bear MGC       Pro Forma
                                     Brands, Inc.   Cutlery, Inc.   Adjustments   Pro Forma
                                     ------------   -------------   -----------   ---------


  Net sales                            $23,570        $   1,736       $     -     $   25,306

  Cost of sales                         14,621            1,036            42 (b)     15,699
                                      ---------       ----------      --------    -----------

  Gross profit                           8,949              700           (42)         9,607

  Selling, general and
     administrative expenses             9,990              264            77 (b)     10,331
                                      ---------       ----------      --------    -----------
  Operating income (loss)               (1,041)             436          (119)          (724)


  Interest income and other, net             7               13          (116)(c)        (96)

  Gain on sale of investment               420               -              -            420
                                      ---------       ----------      --------    -----------
  Total other income, net                  427               13          (116)           324
                                      ---------       ----------      --------    -----------
  Income (loss) before income taxes       (614)             449          (235)          (400)

  Income tax provision (benefit)          (261)              -             86 (d)       (175)
                                      ---------       ----------      --------    -----------
  Net income (loss)                      ($353)       $     449         ($321)         ($225)
                                      =========       ==========      ========    ===========
  Basic and diluted earnings per share  ($0.04)                                       ($0.03)
                                      =========                                   ===========
  Weighted average number of shares
     outstanding:
      Basic                              7,885                                         7,885
                                      =========                                   ===========
      Diluted                            7,885                                         7,885
                                      =========                                   ===========



                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                     Swiss Army       Bear MGC       Pro Forma
                                     Brands, Inc.   Cutlery, Inc.   Adjustments   Pro Forma
                                     ------------   -------------   -----------   ---------

 Net sales                             $127,851         $6,892            -       $134,743
 Cost of sales                           77,869          4,277           45 (b)     82,191
                                       ---------       --------        -------    ---------
 Gross profit                            49,982          2,615          (45)        52,552
 Selling, general, administrative
    expenses                             49,005          1,068          308 (b)     50,381
                                       ---------       --------        -------    ---------
Operating income (loss)                     977          1,547         (353)         2,171

Interest income and other, net               55             26         (540)(c)       (459)

Gain on sale of investment                1,651             -             -          1,651
                                       ---------       --------        -------    ---------
Total interest and other income,  net     1,706             26         (540)         1,192
                                       ---------       --------        -------    ---------
Income (loss) before income taxes         2,683          1,573         (893)         3,363

Income tax provision (benefit)            1,220            -            272 (d)      1,492
                                       ---------       --------      ---------    ---------
Net income (loss)                        $1,463         $1,573      ($1,165)        $1,871
                                       =========       ========      =========    =========
Earnings per share:
    Basic                              $   0.18                                   $   0.23
                                       =========                                  =========
    Diluted                            $   0.18                                   $   0.22
                                       =========                                  =========
Weighted average number of shares
   outstanding:
    Basic                                 8,138                                      8,138
                                       =========                                  =========
    Diluted                               8,236                                      8,395
                                       =========                                  =========


                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

     1. The pro forma results presented are based on a preliminary allocation of purchase price according to the purchase method of accounting. The aggregate purchase price has been allocated to the assets and liabilities of Bear MGC Cutlery, Inc. ("Bear") based on preliminary estimates of fair market value. Any adjustments resulting from the final purchase price allocation, which could result in changes to the carrying values of assets and liabilities, including goodwill, are not expected to be material to the financial statements. The purchase price has resulted in acquired goodwill and other intangible assets of approximately $6.2 million, which is being amortized on a straight-line basis over 20 years. The following is a summary of the preliminary allocation (in thousands):


               Cash.................................    $  315
               Accounts receivable....................   1,215
               Inventory..........................       1,496
               Other current assets....... ..........       13
               Plant and equipment...................    1,025
               Intangible assets and goodwill......      6,159
               Accrued expenses and other liabilities...  (396)
               Debt.....................................  (298)
                                                        -------
                                                        $9,529
                                                        =======


     2. The following are the pro forma adjustments for December 31, 1998 and March 31, 1999:

     (a) Adjustment to record the assets of Bear based upon their estimated fair values.

     (b) Adjustment for goodwill amortization related to the acquisition of Bear, and adjustment for depreciation and cost of sales of fixed assets and inventory acquired based on their estimated fair values.

     (c) Interest expense related to borrowings under the Swiss Army Brands, Inc. ("SABI") line of credit to fund the acquisition of Bear.

     (d) Income tax effect of pro forma adjustments and to record an income tax provision for Bear. Bear had been organized as an S Corporation and had not recorded an income tax provision as the earnings of Bear had been included in the taxable income of its stockholders.

     (e) Recording of debt and equity related to the acquisition of Bear.

     (f) Adjustment to consolidate the financial results of Bear and SABI.


     3. Pursuant to the Asset Purchase Agreement, SABI may pay Bear up to an additional $2,500,000 in either cash or a combination of cash and shares of SABI common stock as determined in accordance with the Agreement if Bear attains certain earnings target. No adjustments have been included in the unaudited pro forma statements related to the above amounts.

EXHIBITS:

     2. Asset Purchase Agreement, dated as of April 16, 1999, by and among the Company, the Buyer, the Seller, and the Shareholders. A list of exhibits and schedules to the Asset Purchase Agreement is set forth therein. The Company agrees to furnish to the Commission supplementally, upon request, a copy of any such exhibits or schedules not otherwise filed herewith.*

     99.1 Other Exhibits.
     Press release of Company dated April 16, 1999 relating to the acquisition of the assets of the Seller.*












     * Indicates Exhibit was filed with on May 3, 1999 with the Company's Current Report on Form 8-K.

                                   SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SWISS ARMY BRANDS, INC.
                                  (Registrant)

Dated:  July 30, 1999             By: /s/  J. Merrick Taggart
                                  Name:    J. Merrick Taggart
                                  Title:   President and Chief Executive Officer